Exhibit 10(b)

ISSUING AND PAYING AGENCY AGREEMENT

US Commercial Paper Note Program of
ARROW ELECTRONICS, INC.

This Agreement, dated as of October 20, 2014, sets forth the understanding by and among BNP Paribas, acting through its New York branch, as Issuing and Paying Agent (the “Agent”) and Arrow Electronics, Inc., as issuer (the “Issuer”), whereby the Agent has agreed to act (A) as issuing agent (the “Issuing Agent”) on behalf of the Issuer in connection with the Issuer’s US dollar-denominated commercial paper notes (the “Notes”), (B) as paying agent (the “Paying Agent”) to undertake certain obligations to make payments in respect of the Notes, and (C) as depository (the “Depository”) to receive certain funds on behalf of the Issuer, as set forth herein. The Agent has executed or will promptly hereafter execute a Letter of Representations (the “Letter of Representations”) with the Issuer and The Depository Trust Company (“DTC”) and a Certificate Agreement (the “Certificate Agreement”) with DTC which establishes or will establish, among other things, the procedures to be followed by the Agent in connection with the issuance and custody of book-entry Notes (the “Book-Entry Notes”). References hereinafter to the “Agent” shall refer to the Agent in its respective capacities as Issuing Agent, Paying Agent and Depository.
This Agreement will govern the rights, powers, duties and obligations of the parties in connection with the issuance of the Notes and no implied covenants and obligations shall be read into this Agreement or any other agreement.
1.        Appointment of Agent. The Issuer hereby appoints the Agent and the Agent hereby agrees to act, on the terms and conditions specified herein and in the Letter of Representations and Certificate Agreement, as applicable, as Issuing Agent and Paying Agent for the Notes and Depository for the Note proceeds.
2.         Supply of Book-Entry Notes.
(a)    Book-Entry Notes shall be issued as described in the Schedule attached to the Letter of Representations and shall be represented by one or more master notes (each, a “Master Note”). The Master Note shall be executed by manual or facsimile signature of an Authorized Representative (as such term is defined herein) of the Issuer in accordance with the Letter of Representations. Pending receipt of issuing instructions pursuant to this Agreement, the Agent will hold the Master Note(s) in safekeeping for the account of the Issuer or DTC, as the case may be, in accordance with the Agent’s customary practice and the requirements of the Certificate Agreement.

Exhibit 10(b)

(b)    All Notes issued by the Issuer under this Agreement shall be short-term promissory notes exempt from the registration requirements of the Securities Act of 1933, as amended. The Notes may be placed by dealers (the “Dealers”) pursuant to Section 3(c) hereof.
(c)    The Agent shall not have any obligation or duty (i) to monitor, determine or inquire as to compliance with or with respect to any securities laws (including but not limited to any United States federal or state or other securities laws), or (ii) obtain documentation on any transfers or exchanges of the Notes.
3.        Authorized Representatives; Electronic Instructions.
(a)    With the delivery of this Agreement, the Issuer is furnishing to the Agent, and from time to time thereafter may furnish to the Agent, and shall furnish to the Agent upon the Agent’s request, a certificate in the form of Exhibit A attached hereto (“Incumbency Certificate”) of a responsible officer of the Issuer certifying the incumbency and specimen signatures of officers or agents of the Issuer authorized to execute Master Notes on behalf of the Issuer, by manual or facsimile signature and/or to take other action hereunder on behalf of the Issuer (each an “Authorized Representative”).
(b)    Until the Agent receives a subsequent Incumbency Certificate of the Issuer, the Agent shall be entitled to rely on the last such Incumbency Certificate delivered to the Agent for purposes of determining the Authorized Representatives. When the Agent reasonably believes in good faith that a signature has been given by an Authorized Representative, the Agent shall not have any responsibility to the Issuer to determine by whom or by what means a facsimile signature may have been affixed on the Master Note(s). Any Master Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature is affixed shall be binding on the Issuer after the authentication thereof by the Agent notwithstanding that such person shall have died or shall have otherwise ceased to hold his office on the date such Master Note is authenticated or delivered to the Agent.
(c)    The Issuer represents and warrants that each of its Authorized Representatives may appoint other officers, employees and agents (the “Delegates”), including without limitation any Dealers, to issue instructions to the Agent under this Agreement, and take other actions on its behalf hereunder; provided that notice of the appointment of each Delegate is delivered to the Agent in writing. Each such appointment shall remain in effect unless and until revoked by the Issuer in a written notice to the Agent.
(d)    The Agent shall provide the Issuer or, if applicable, the Issuer’s Dealers, with access to the Agent’s US Issuing and Paying Agent System or other electronic means (collectively, the “System”) in order that the Agent may receive electronic instructions for the issuance of Notes.

Exhibit 10(b)

Electronic instructions must be transmitted in accordance with the procedures furnished by the Agent to the Issuer or its Dealers in connection with the System. These transmissions shall be the equivalent to the giving of a duly authorized written and signed instruction which the Agent may act upon without liability. In the event that the System is inoperable at any time, an Authorized Representative or a Delegate may deliver written, telephone or facsimile instructions to the Agent, which instructions shall be verified in accordance with any security procedures agreed upon by the parties.
4.        Completion, Authentication of Book-Entry Notes.
(a)    Subject to the terms and conditions hereof, upon the Agent’s receipt of written or telecopy instructions from an Authorized Representative (or in such manner as the Agent then employs as the Agent’s normal business practices), the Agent shall give issuance instructions for the issuance of Book-Entry Notes to DTC in a manner set forth in, and take other actions as are required by, the Letter of Representations and the Certificate Agreement.
If instructions are received by the Agent by 1:30 p.m. New York City time (before DTC cut off), on a Business Day (as such term is defined herein), for Book-Entry issuance, the Agent shall give issuance instructions for the issuance of Book-Entry Notes to DTC on the same day.
For the purpose of this Agreement, “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close under the laws or regulations.
(b)    Instructions for the issuance of Book-Entry Notes shall include the following information with respect to each Book-Entry Notes:
(i)     the date of issuance of each such Book-Entry Notes (which shall be a Business Day); and
(ii)     the maturity date of each such Book-Entry Notes; provided that the Authorized Representative shall ensure that such date is a Business Day.
(c)    Except as may otherwise be provided in the Letter of Representations, the Agent agrees that all Notes will be issued as Book-Entry Notes and that no Certificated Notes (as such term is defined herein) shall be exchanged for Book-Entry Notes unless and until the Agent has received instructions from DTC in accordance with Section 4(e).
(d) It is understood that the Agent is not under any obligation to assess or review the financial condition or credit worthiness of any person who has purchased Notes or to advise the Issuer as

Exhibit 10(b)

to the results any such appraisal or investigation the Agent may have conducted on the Agent’s own or of any adverse information concerning any such person that may in any way have come to the Agent’s attention.
(e)    It is understood that DTC may request the delivery of certificated Notes not in book-entry form (“Certificated Notes”) in exchange for Book-Entry Notes upon the termination of DTC’s services pursuant to the DTC Letter of Representations. Accordingly, upon notice of such termination, the Issuer shall deliver to the Agent sufficient blank Certificated Notes and the Agent is authorized to complete and deliver the Certificated Notes in partial or complete substitution for Book-Entry Notes of the same face amount and maturity as requested by DTC. Upon the completion of delivery of any such Certificated Notes, the Agent shall annotate the Agent’s records regarding the Master Note with respect to such Book-Entry Notes to reflect a corresponding reduction in the face amount of the outstanding Book-Entry Notes. The Agent’s authority to so complete and deliver such Certificated Notes shall be irrevocable at all times from the time a Book-Entry Note is purchased until the indebtedness evidenced thereby is paid in full.
5.        Proceeds.
(a)    All proceeds received by the Agent in connection with the sale of Notes shall be credited on the day of the sale to the Agent’s account for the conduct of its issuing and paying agency business (the “Agent IPA Account”). Such proceeds received by the Agent in connection with the sale of Notes shall be transferred to an account of the Issuer specified in a written instruction received by the Agent from an Authorized Representative of the Issuer on the day of the sale following receipt to the Agent IPA account.
(b)    The Agent shall not have any liability or responsibility to invest or pay interest on any funds held in the Agent IPA Account. Any and all funds received by the Agent shall be in US dollars.
6.     Payment of Matured Notes.

(a)    No later than 12pm, New York City time, on the date that any Notes are scheduled to mature, the Issuer shall have transferred as immediately available funds to the Agent the amount of Notes maturing on such date. When any matured US Note is presented to the Agent by DTC for payment, payment shall be made to the extent funds are available in the Agent account.
(b)    After payment of any matured Book-Entry Notes, the Agent shall annotate the Agent’s records to reflect the face amount of Book-Entry Notes outstanding in accordance with the Letter of Representations.

Exhibit 10(b)

(c)    The Agent shall not be accountable for the use or application by any person of disbursements properly made by the Agent in conformity with the provisions of this Agreement.

7.        Representations and Warranties.
The Issuer hereby represents and warrants to the Agent, and, each request to issue Master Notes and Notes shall constitute the Issuer’s continuing representation and warranty as follows:
(a)    This Agreement is, and all Master Notes and Notes delivered to the Agent pursuant to this Agreement will be, duly authorized, executed and delivered by the Issuer.
(b)    The issuance and delivery of the Master Notes and the Notes will not violate any state or Federal law and the Master Notes and the Notes do not require registration under the Securities Act of 1933, as amended.
(c)    This Agreement sets forth (and the Master Notes and the Notes, when completed, authenticated, delivered and paid for by dealers or investors pursuant hereto, set forth), the Issuer’s legal, valid and binding obligations enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
(d)    The Issuer is duly organized and validly existing under the laws of its jurisdiction of incorporation, and no liquidation, dissolution, bankruptcy, windup or similar proceedings have been instituted with respect to the Issuer.
(e)    The Issuer has, and at all relevant times has had, all necessary power and authority to execute, deliver and perform this Agreement and to issue the Master Notes and the Notes.
(f)    All actions on the part of the Issuer which are required for the authorization of the issuance of the Master Notes and the Notes and for the authorization, execution, delivery and performance of this Agreement do not require the approval or consent of any holder or trustee of any indebtedness or obligations of the Issuer.
(g)    The issuance of Master Notes and Notes by the Issuer (i) does not and will not contravene any provision of any law, regulation or rule applicable to the Issuer, and (ii) does not and will not conflict with, breach or contravene the provisions of any contract or other instrument binding upon the Issuer.

Exhibit 10(b)

8.        Reliance on Instructions. Except as otherwise set forth herein, the Agent shall incur no liability to the Issuer in acting hereunder upon written, electronic (including instructions delivered via the System), telephonic or other instructions or notices contemplated hereby which the Agent reasonably believed or believes in good faith to have been given by an Authorized Representative. In the event a discrepancy exists with respect to such instructions, the telephonic instructions as recorded by the Agent will be deemed the controlling and proper instructions, unless such instructions are required by this Agreement to be in writing or have not been recorded by the Agent as contemplated by the next sentence. It is understood that all telephonic instructions may be recorded by the Agent, and the Issuer hereby consents to such recording.
Whenever the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in good faith, rely upon a certificate signed by an Authorized Representative of the Issuer delivered to the Agent.
In respect of this Agreement, the Agent shall not have any duty or obligation to verify or confirm that the person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and, in the absence of gross negligence or willful misconduct by the Agent, the Agent shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information.
The Agent shall not be bound to make any investigation into the facts or matters stated in any instruction, resolution, certificate, statement, instrument, direction or other document furnished to the Agent hereunder.
9.        Maturity; Cancellation of Unissued Notes. After payment of any matured Book-Entry Notes, the Agent shall annotate the Agent’s records to reflect the face amount of Book-Entry Notes outstanding in accordance with the Letter of Representations. After payment of any matured certificated Notes, the Agent shall cancel and return such Notes to the Issuer. Promptly upon the written request of the Issuer, the Agent agrees to cancel and return to the Issuer all unissued certificated Notes in the Agent’s possession at the time of such request.
10.    Notices; Addresses.
(a)    All notices, instructions, directions and other communications to the Agent shall be (except to the extent otherwise expressly provided) in writing (which may be facsimile) and shall

Exhibit 10(b)

be addressed to the Agent as follows, or to such other address as the Agent may have previously specified to the Issuer hereto, at:
BNP Paribas, New York Branch
787 Seventh Avenue
New York, NY 10019, USA
Attention: Corporate Trust Services / James Jones
Facsimile No.: +1 201 885 4017
Email: cts_us_operations@us.bnpparibas.com
(b)    All notices, instructions, directions and other communications to the Issuer shall (except to the extent otherwise expressly provided) be in writing (which may be facsimile) and shall be addressed as follows, or to such other address as the Issuer may have previously specified to the Agent1:
Arrow Electronics, Inc.
50 Marcus Drive
Melville, NY 11747
Treasury Manager
Telephone: 631-847-5409
Facsimile:   631-847-5379

(c)    Notices shall be deemed delivered when actually received at the address specified above and shall be confirmed by telephone, when possible.
11. Liability.
(a)    Neither the Agent nor the Agent’s officers, employees or agents shall be liable for any act or omission hereunder, except in the case of gross negligence or willful misconduct. The Agent’s duties and obligations and those of the Agent’s officers, employees and agents shall be determined by the express provisions of this Agreement, the Letter of Representations and the Certificate Agreement (including the documents referred to therein), and the Agent and the Agent’s officers, employees and agents shall be responsible for the performance of only such duties and obligations as are specifically set forth herein and therein, and no implied covenants shall be read into any such document against the Agent or the Agent’s officers, employees or agents. In acting hereunder and in connection with the Notes, the Agent shall act solely as banker for and agent of the Issuer and will not thereby assume any obligations towards or relationship of agency or trust for any holders of the Notes.

Exhibit 10(b)

(b)    Neither the Agent nor the Agent’s officers, employees or agents shall be required to ascertain whether the issuance or sale of Notes and the execution of this Agreement (or any amendment hereto) is in compliance with any applicable law, regulation or rule by which the Issuer is bound, or with any other agreement, ordinance, resolution or other undertaking or document to which the Issuer is a party or by which it is or its property may be bound (whether or not the Agent is a party to such other agreement).
(c)    The Agent may consult at the Issuer’s expense with a nationally recognized counsel of the Agent’s selection, and any written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by the Agent, in the absence of gross negligence or willful misconduct on the Agent’s part, in reliance on such advice or opinion.
(d)    In no event shall the Agent be liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
12.    Indemnity. The Issuer hereby agrees to indemnify and hold the Agent, the Agent’s employees and any of the Agent’s officers harmless, from and against, and the Agent shall not be liable for, any and all direct losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses of any nature including, without limitation, interest and reasonable attorneys’ fees and expenses, arising out of or resulting from the exercise of the Agent’s rights and/or the performance of the Agent’s duties (or those of the Agent’s officers and employees) hereunder; provided, however, that the Issuer shall not be liable to indemnify or pay the Agent with respect to any loss, liability, action, suit, judgment, demand, damage, cost or expense that results from the Agent’s gross negligence or willful misconduct or that of the Agent’s officers, employees or agents. The foregoing indemnity includes, but is not limited to, any action taken or omitted to be taken by the Agent upon telephonic or other electronically transmitted instructions (authorized herein) received by the Agent from, or believed by the Agent in good faith to have been given by, the proper person or persons authorized by the Issuer. The provisions of this Section 12 shall survive (i) the Agent’s resignation or removal hereunder, (ii) the termination of this Agreement and/or (iii) the payment of the Notes.
13.    Termination.
(a)    This Agreement may be terminated at any time by either the Agent or the Issuer by 30 days prior written notice to the other; provided that the Agent agrees to continue acting as Issuing Agent, Paying Agent and Depository hereunder until such time as the Agent’s successor has been

Exhibit 10(b)

selected and has entered into an agreement with the Issuer to that effect. Such termination shall not affect the respective liabilities or rights of the parties hereunder arising prior to such termination.
(b)    If no successor has been appointed within 30 days of such notice, the Agent shall have the right to appoint a successor by and on behalf of the Issuer or petition a court of competent jurisdiction for the appointment of a successor issuing and paying agent. The Agent shall be reimbursed for any and all expenses in connection with any such petition and appointment.
(c)    At the written request of the Issuer, on or after the Business Day following the date of termination of this Agreement, the Agent shall destroy all unissued Notes in the Agent’s possession (or at the written request of the Issuer, transfer the Notes to the Issuer or the successor Issuing Agent), and shall transfer to the Issuer all funds, if any, then on deposit in the Agent IPA Account in accordance with the written instructions of the Issuer. The Agent shall promptly notify the Issuer of all Notes so destroyed.
(d)    The Issuer shall not be responsible for any Notes issued by the Agent after the termination of this Agreement.
14.    Amendments and Modifications. No amendment or modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all the parties hereto.
15.    Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, including successors by merger, and assigns; provided, however, that no party hereto may assign any of its rights or obligations hereunder, except with the prior written consent of the other parties hereto.
16.    Governing Law; Waiver of Jury Trial; Jurisdiction.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE NOTES OR THIS AGREEMENT.
(b)    Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the United States Federal courts located in the Borough of Manhattan and the courts of the State of New York located in the Borough of Manhattan with respect to any legal suit, action or proceeding based on or arising out of this Agreement or the Notes. The Issuer agrees that any judgment

Exhibit 10(b)

relating to this Agreement or the Notes obtained in the foregoing courts may be enforced or executed in any such other court of competent jurisdiction and irrevocably waives to the extent permitted by applicable law, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement any claim (i) that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 16, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable law that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper and/or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
17.    Execution in Counterparts. This Agreement may be executed in any number of counterparts; each counterpart, when so executed and delivered, shall be deemed to be an original; and all of which counterparts, taken together, shall constitute one and the same agreement.
18.    Headings. Section headings used in this Agreement are for convenience of reference only and shall not affect the constitution or interpretation of this Agreement.
19.    Compensation and Expenses. The Issuer shall pay the Agent from time to time following the execution of this Agreement such compensation for all services rendered by the Agent hereunder as agreed between the Agent and the Issuer. The Issuer shall reimburse the Agent upon the Agent’s request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with the provisions of this Agreement except any expense or disbursement attributable to the Agent’s gross negligence or willful misconduct.
20.    Miscellaneous.
(a)    No provision of this Agreement shall require the Agent to extend credit; to provide any financial accommodation to the Issuer or to incur any third party liability in the performance of any of the Agent’s duties hereunder or in the exercise of any of the Agent’s duties hereunder or in the exercise of any of the Agent’s rights and powers hereunder.
(b)    The Agent shall not be required to give any bond or surety in respect of the execution of the obligations created hereby or the powers granted hereunder.
(c)    The Agent makes no representation as to, and shall have no responsibility for, the correctness of any statement contained in any offering materials or contained in this Agreement

Exhibit 10(b)

that is attributable to the Issuer, or the validity or sufficiency of, this Agreement, the Notes or any documents or instruments referred to in this Agreement or as to or for the validity or collectability of any obligation contemplated by this Agreement other than those that are due by the Agent.
(d)    The rights, privileges, protections, immunities and benefits given to the Agent, including, without limitation, the Agent’s right to be indemnified, are extended to, and shall be enforceable by the Agent in each of the Agent’s capacities hereunder, and each agent, custodian and other person employed to act hereunder.
(e)    The Agent may accept deposits from and generally engage in any kind of banking or other business with the Issuer and may act on, or as depository, trustee or agent for, any committee or body of holders of the Notes or other obligations of the Issuer, notwithstanding the Agent’s appointment hereunder.
(f) Unless otherwise required by law, Money held by the Agent hereunder need not be segregated from other funds except to the extent required by law or the specific provisions hereof or of any other agreement between the Agent and the Issuer.
(g)    The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Agent. The Issuer agrees that it will provide or cause to be provided to the Agent such information as it may be required to provide to satisfy the requirements of the USA Patriot Act, within the limits permitted by any applicable law, regulation or rule by which the Issuer is bound.
(h)    The Agent shall have no responsibility or liability for any tax withholding in relation to the Notes or this Agreement and shall not be responsible for the preparation or filing of any tax reporting for or on behalf of the Issuer.
21.    Force Majeure. In no event shall either party be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities or communications services; it being understood that in the case of the Agent, it shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Exhibit 10(b)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by duly authorized officers as of the day and year first-above written.

BNP Paribas, acting through its New York branch	Arrow Electronics, Inc.

/s/ Claudine Gallagher	/s/ Gregory Hanson
Name: Claudine Gallagher	Name: Gregory Hanson
Title: Head of North America BNP Paribas Securities Services	Title: VP and Treasurer

/s/ Cyril Guerrier	/s/ Terry Rasmussen
Name: Cyril Guerrier	Name: Terry Rasmussen
Title: Managing Director, BNP Paribas	Title: Assistant Treasurer

/s/ Paul J. Reilly
Name: Paul J. Reilly
Title: Executive VP and CFO

Exhibit 10(b)

Exhibit A
FORM OF INCUMBENCY CERTIFICATE
The undersigned, G.Tarpinian, being the Asst. Secy. of Arrow Electronics, Inc. (the "Issuer"), does hereby certify that the individuals listed below are qualified and acting officers of the Issuer as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, BNP Paribas, acting through its New York branch, as Issuing Agent, Paying Agent and Depository (the “Agent”) under the Issuing and Paying Agency Agreement dated as of [Oct. 20], 2014, by and among the Issuer and the Agent.

Name	Title	Signature
Gregory Hanson	VP and Treasurer	/s/ Gregory Hanson

Terry Rasmussen	Assistant Treasurer	/s/ Terry Rasmussen

Paul J. Reilly	Executive VP and CFO	/s/ Paul J. Reilly

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the 15 day of Oct., 2014.

_/s/ Gregory Tarpinian____
Name: Gregory Tarpinian
Title: Assistant Secretary